Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Riley Exploration Permian, Inc.

Oklahoma City, Oklahoma

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 9, 2018, relating to the consolidated financial statements of Riley Exploration—Permian, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

September 19, 2018